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                                                                      Exhibit 14




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 11, 1998 and July 14, 1998 for Nuveen Premium Income Municipal Fund 4, Inc. and Nuveen Washington Premium Income Municipal Fund in the Registration Statement (Form N-14) and related Joint Proxy Statement
- Prospectus and Statement of Additional Information of Nuveen Premium Income Municipal Fund 4, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-77717).



                                                           ERNST & YOUNG LLP


Chicago, Illinois
June 9, 1999